UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On October 31, 2017, to fill the existing vacancy on the Board of Directors of KBS Real Estate Investment Trust III, Inc. (the “Company”), the Company’s Board of Directors appointed Jeffrey A. Dritley, 61, to serve as an independent director of the Company and as a member of the Audit Committee and the Conflicts Committee of the Company’s Board of Directors.
On October 31, 2017, Mr. Dritley was also appointed as an independent director, and a member of the Audit Committee, Conflicts Committee and Special Committee of KBS Real Estate Investment Trust II, Inc.
Mr. Dritley is Founder and Managing Partner of Kearny Real Estate Company. Kearny, headquartered in Los Angeles, is a partnership of experienced real estate professionals active in the acquisition, entitlement, repositioning, development, leasing, management and disposition of large, complex commercial projects in Southern California. Since 1993, Kearny has been involved in approximately $4.4 billion of projects including the acquisition and work-out of approximately $2.3 billion of distressed real estate debt.
From 1993 to 2001, Mr. Dritley served as a Managing Director of Morgan Stanley, where he was responsible for the Morgan Stanley Real Estate Fund’s (“MSREF”) West Coast operations and was a member of the global investment committee. During his tenure, MSREF was involved in over $3 billion of transactions, including significant acquisitions, refinancings and work-outs. From 1986 to 1993, Mr. Dritley was employed by The Koll Company, a major real estate development company in the western United States. From 1979 to 1984, Mr. Dritley was employed by Peat, Marwick, Mitchell in Kansas City and New York City.
Mr. Dritley has 30 years of experience in the real estate industry. His experience has ranged from the acquisition, entitlement, development and redevelopment of over 14 million square feet of properties in Southern California, to creating and managing an organization with over 100 employees in the United States, Europe and Asia focused on buying and restructuring non-performing loans.
From 2009 to 2016 Mr. Dritley served as a director, chairman of the compensation committee and member of the investment committee of Bixby Land Company, a private REIT with assets exceeding $1 billion, and from 2008 to 2016, he served as a Senior Advisor to Trigate Property Partners, a real estate private equity firm that manages a partnership with CalSTRS. He also has been active in several professional organizations, including the Los Angeles County Economic Development Corporation, for which he served on the Executive Committee, the Urban Land Institute and the Los Angeles Chapter of NAIOP, of which he is a past president. His community involvement included serving on the board of the Neighborhood Youth Association in Venice, California and volunteering his time for youth sports and Boy Scouts. Mr. Dritley is a Certified Public Accountant and holds a Bachelor’s Degree in Business Administration from the University of Missouri and an MBA from Harvard Business School.
On October 31, 2017, the Conflicts Committee approved a revised compensation structure for the Company’s independent directors. Commencing on October 31, 2017, the Company will compensate each of its independent directors with an annual retainer of $135,000. In addition, the Company will pay its independent directors for attending Board of Directors, Audit Committee and Conflicts Committee meetings as follows:

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each member of the Audit Committee and Conflicts Committee will be paid $10,000 annually for service on such committees (except that the chair of each of the Audit Committee and Conflicts Committee will be paid $20,000 annually for service as the chair of such committees);

•
after the tenth Board of Directors meeting of each calendar year, each independent director will be paid (i) $2,500 in cash for each in-person Board of Directors meeting attended for the remainder of the calendar year and (ii) $2,000 in cash for each teleconference Board of Directors meeting attended for the remainder of the calendar year;

•
after the tenth Audit Committee meeting of each calendar year, each member of the Audit Committee will be paid (i) $2,500 in cash for each in-person Audit Committee meeting attended for the remainder of the calendar year and (ii) $2,000 in cash for each teleconference Audit Committee meeting attended for the remainder of the calendar year (except that the Audit Committee chair will be paid $3,000 for each in-person and teleconference Audit Committee meeting attended after the tenth Audit Committee meeting of each calendar year, for the remainder of each calendar year);

•
after the tenth Conflicts Committee meeting of each calendar year, each member of the Conflicts Committee will be paid (i) $2,500 in cash for each in-person Conflicts Committee meeting attended for the remainder of the calendar year and (ii) $2,000 in cash for each teleconference Conflicts Committee meeting attended for the remainder of the calendar year (except that the Conflicts Committee chair will be paid $3,000 for each in-person and teleconference Conflicts Committee meeting attended after the tenth Conflicts Committee meeting of each calendar year, for the remainder of each calendar year).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors meetings and committee meetings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: November 3, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer